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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): September 1, 1997
                                                         -----------------

                          SPECIALTY CARE NETWORK, INC.
                 -----------------------------------------------
                 (Exact Name of Registrant Specified in Charter)


       Delaware                     0-22019                    62-1623449
    ---------------            ----------------            ------------------
    (State or Other            (Commission File             (I.R.S. Employer
    Jurisdiction of                 Number)                Identification No.)
    Incorporation)




      44 Union Boulevard, Suite 600
           Lakewood, Colorado                                 80228
----------------------------------------                    ----------
(Address of Principal Executive Offices)                    (Zip Code)



       Registrant's telephone number, including area code: (303) 716-0041
                                                           --------------


                   -------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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


Item 2.  Acquisition or Disposition of Assets.

         Effective September 1, 1997, Specialty Care Network, Inc. (the "Company") acquired, through merger (the "OAWF Merger"), substantially all of the assets and certain liabilities of Orthopaedic Associates of West Florida, P.A., a Florida professional service corporation ("OAWF"), pursuant to the terms of a Merger Agreement, dated August 28, 1997, by and among the Company, OAWF, Charles E. Abrahamsen, M.D., John E. Kilgore, M.D., William E. Kilgore, M.D., John M. McClure, M.D., Gary G. Moskovitz, M.D., Michael G. Rothberg, M.D., Thomas O. Schwab, M.D., Craig A. Schwartz, M.D. and Harry Steinman, M.D. (the "OAWF Merger Agreement"). OAWF is a nine physician orthopaedics group with its headquarters in Clearwater, Florida. In connection with the OAWF Merger, the common stock of OAWF was exchanged for aggregate consideration of approximately $7,591,000 consisting of approximately $3,799,000 in cash and 332,983 shares of Company Common Stock valued at $11.3875 per share. The cash portion of the consideration paid for the assets pursuant to the OAWF Merger Agreement was from the Company's line of credit. The assets acquired from OAWF pursuant to the OAWF Merger include certain equipment used by OAWF in the practice of medicine. In connection with the OAWF Merger, the Company entered into a service agreement with Orthopaedic Associates of West Florida, P.A., a new practice formed by the former shareholders of OAWF, pursuant to which the Company has agreed to provide management, administrative and development services to the new practice. The Company will make available to the new practice the equipment it acquired in the OAWF Merger.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

    (b)  Pro Forma Financial Information (unaudited).

         To be filed on Form 8-K/A as soon as practicable, but not later than 60 days after this Form 8-K is filed.

    (c)  Exhibits.

         2.1 Merger Agreement, dated August 28, 1997, by and among the Company, OAWF, Charles E. Abrahamsen, M.D., John E. Kilgore, M.D., William
             E. Kilgore, M.D., John M. McClure, M.D., Gary G. Moskovitz, M.D., Michael G. Rothberg, M.D., Thomas O. Schwab, M.D., Craig A. Schwartz, M.D. and Harry Steinman, M.D.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 SPECIALTY CARE NETWORK, INC.
                                           (Registrant)


                              By  \s\ D. Paul Davis
                                  ----------------
                                  D. Paul Davis
                                  Senior Vice President - Finance


Dated:  September 16, 1997

                                  EXHIBIT INDEX

Exhibit
Number                             Description
------                             -----------

2.1*              Merger Agreement, dated August 28, 1997, by and among Specialty Care
                  Network, Inc., Orthopaedic Associates of West Florida, P.A., Charles E.
                  Abrahamsen, M.D., John E. Kilgore, M.D., William E. Kilgore, M.D.,
                  John M. McClure, M.D., Gary G. Moskovitz, M.D., Michael G. Rothberg,
                  M.D., Thomas O. Schwab, M.D., Craig A. Schwartz, M.D. and Harry
                  Steinman, M.D.




----------------
* The exhibits and schedules to this document (which are listed on the table of contents included in the document) have been omitted. The Company agrees to furnish supplementally a copy of any of the omitted exhibits to the Securities and Exchange Commission upon request.

                                MERGER AGREEMENT

                                  BY AND AMONG

                          SPECIALTY CARE NETWORK, INC.,

                  ORTHOPAEDIC ASSOCIATES OF WEST FLORIDA, P.A.,

                          CHARLES E. ABRAHAMSEN, M.D.,

                             JOHN E. KILGORE, M.D.,

                            WILLIAM E. KILGORE, M.D.,

                             JOHN M. MCCLURE, M.D.,

                            GARY G. MOSKOVITZ, M.D.,

                           MICHAEL G. ROTHBERG, M.D.,

                             THOMAS O. SCHWAB, M.D.,

                             CRAIG A SCHWARTZ, M.D.,

                                       and

                              HARRY STEINMAN, M.D.


                                 August 28, 1997

                                                 TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----
1.  Definitions...................................................................................................1

2.  Basic Transaction.............................................................................................4
         (a)  The Merger..........................................................................................4
         (b)  The Closing.........................................................................................4
         (c)  Actions at the Closing..............................................................................4
         (d)  Effect of Merger....................................................................................4
         (e)  No Fractional Shares................................................................................5

3.  Representations and Warranties of OAWF and OAWF Stockholders..................................................5
         (a)  Organization, Qualification, and Corporate Power....................................................5
         (b)  OAWF Stockholder Interests and Capitalization.......................................................5
         (c)  Authorization of Transaction........................................................................5
         (d)  Noncontravention....................................................................................5
         (e)  Subsidiaries and Investments........................................................................5
         (f)  Financial Statement.................................................................................6
         (g)  Undisclosed Liabilities.............................................................................6
         (h)  Brokers' Fees.......................................................................................6
         (i)  Material Contracts..................................................................................6
         (j)  Insurance; Malpractice..............................................................................7
         (k)  No Changes Prior to Closing Date....................................................................7
         (l)  Title; Condition....................................................................................7
         (m)  Litigation..........................................................................................8
         (n)  Permits and Licenses................................................................................8
         (o)  Tax Matters.........................................................................................8
         (p)  Employee Benefit Plans..............................................................................8
         (q)  Third-Party Relations...............................................................................9
         (r)  Compliance with Applicable Laws.....................................................................9
         (s)  Employee Compensation...............................................................................9
         (t)  Environmental Matters..............................................................................10
         (u)  Healthcare Compliance..............................................................................10
         (v)  Fraud and Abuse....................................................................................10
         (w)  Practice Compliance................................................................................11
         (x)  Rates and Reimbursement Policies...................................................................11
         (y)  Accounts Receivable................................................................................11
         (z)  Guaranties.........................................................................................11
         (aa)  Powers of Attorney................................................................................11
         (bb)  Tangible Assets...................................................................................11
         (cc)  SCN Share Ownership; Investment Intent............................................................11
         (dd)  Full Disclosure...................................................................................13

4.  Representations and Warranties of SCN........................................................................13
         (a)  Organization.......................................................................................13
         (b)  Capitalization.....................................................................................13
         (c)  Authorization of Transaction.......................................................................13
         (d)  Noncontravention...................................................................................13
         (e)  Brokers' Fees......................................................................................13
         (f)  Securities Filings.................................................................................13

                                                        ii



                                                                                                               Page
                                                                                                               ----

         (g)  Litigation.........................................................................................14
         (h)  Permits and Licenses...............................................................................14
         (i)  Compliance with Applicable Laws....................................................................14
         (j)  Full Disclosure....................................................................................14

5.  Covenants....................................................................................................14
         (a)  General............................................................................................14
         (b)  Notices and Consents...............................................................................14
         (c)  Regulatory Matters and Approvals...................................................................14
         (d)  Operation of Business..............................................................................14
         (e)  Further Acts and Assurances........................................................................15
         (f)  Full Access........................................................................................15
         (g)  Notice of Developments.............................................................................15
         (h)  Exclusivity........................................................................................15
         (i)  Collection of Accounts Receivable..................................................................15
         (j)  Payment of Expenses................................................................................16
         (k)  Corporate Authorization............................................................................16
         (l)  Malpractice Insurance..............................................................................16
         (m)  Distribution of Excluded Assets....................................................................16
         (n)  Satisfaction of Indebtedness.......................................................................16
         (o)  Conversion into Business Corporation...............................................................16
         (p)  Employee Benefit Plans.............................................................................16
         (q)  Securities Laws Compliance.........................................................................16

6.  Conditions to Obligation to Close............................................................................16
         (a)  Conditions to Obligation of SCN....................................................................17
         (b)  Conditions to Obligation of OAWF...................................................................17

7.  Items to be Delivered at or Prior to Closing.................................................................18
         (a)  By the OAWF Stockholders or OAWF...................................................................18
         (b)  By SCN.............................................................................................18

8.  Termination..................................................................................................19
         (a)  Termination of Agreement...........................................................................19
         (b)  Effect of Termination..............................................................................19

9.  Indemnification..............................................................................................19
         (a)  Indemnification by the OAWF Stockholders...........................................................19
         (b)  Notice to the OAWF Stockholders; Opportunity to Defend.............................................20
         (c)  General Indemnification by SCN.....................................................................20
         (d)  Notice to SCN; Opportunity to Defend...............................................................20
         (e)  Right of Setoff....................................................................................20

10.  Miscellaneous...............................................................................................20
         (a)  Survival...........................................................................................20
         (b)  No Third-Party Beneficiaries.......................................................................21
         (c)  Entire Agreement...................................................................................21
         (d)  Succession and Assignment..........................................................................21
         (e)  Counterparts.......................................................................................21



                                                        iii



                                                                                                               Page
                                                                                                               ----

         (f)  Headings...........................................................................................21
         (g)  Notices............................................................................................21
         (h)  Governing Law; Venue...............................................................................22
         (i)  Amendments and Waivers.............................................................................22
         (j)  Severability.......................................................................................22
         (k)  Expenses...........................................................................................22
         (l)  Construction.......................................................................................22
         (n)  Incorporation of Exhibits and Schedules............................................................22

EXHIBIT 1 - AGREEMENT AND PLAN OF MERGER................................................................Exhibit 1-1

EXHIBIT 2(a)(1) - CERTIFICATE OF MERGER...........................................................Exhibit 2(a)(1)-1

EXHIBIT 2(a)(2) - FLORIDA ARTICLES OF MERGER......................................................Exhibit 2(a)(2)-1

EXHIBIT 7(a)(iv) - SERVICE AGREEMENT.....................................................................7(a)(iv)-1

EXHIBIT 7(a)(vi) - OAWF OPINION LETTER...........................................................Exhibit 7(a)(vi)-1

EXHIBIT 7(b)(iii) - SCN OPINION LETTER..........................................................Exhibit 7(b)(iii)-1


                                MERGER AGREEMENT


         THIS MERGER AGREEMENT (this "Agreement") is entered into this the 28th day of August, 1997, by and among SPECIALTY CARE NETWORK, INC., a Delaware corporation ("SCN"), ORTHOPAEDIC ASSOCIATES OF WEST FLORIDA, P.A., a Florida professional association that will convert to a Florida Corporation t/b/k/a OAWF, Inc. ("OAWF") and CHARLES E. ABRAHAMSEN, M.D., JOHN E. KILGORE, M.D., WILLIAM E. KILGORE, M.D., JOHN M. MCCLURE, M.D., GARY G. MOSKOVITZ, M.D., MICHAEL G. ROTHBERG, M.D., THOMAS O. SCHWAB, M.D., CRAIG A. SCHWARTZ, M.D., and HARRY STEINMAN, M.D. (collectively, the "OAWF Stockholders"). SCN, OAWF and the OAWF Stockholders are referred to collectively herein as the "Parties".

                              W I T N E S S E T H:

         WHEREAS, SCN and OAWF have determined that it is desirable and in the best interests of their respective corporations and stockholders that OAWF merge with and into SCN, with SCN as the surviving corporation, on the terms and subject to the conditions set forth in this Agreement and the corresponding Agreement and Plan of Merger in the form attached hereto as Exhibit 1 (the "Agreement and Plan of Merger");

         WHEREAS, SCN and OAWF intend that the transaction contemplated by this Agreement shall qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") and intend that this Agreement along with the Agreement and Plan of Merger shall constitute a "plan of reorganization" within the meaning of Section 368 of the Code;

         WHEREAS, the Parties do not intend for this Agreement to be a binding obligation of any Party unless and until the provisions of Section 6 are satisfied or waived by the appropriate party; and

         WHEREAS, the Parties desire to set forth in writing the terms and conditions under which said transaction will be consummated.

         NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, and in accordance with the applicable provisions of the Delaware General Corporation Law and the Florida Business Corporation Act, the parties hereby agree as follows:

         1. Definitions.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Agreement" has the meaning set forth in the preface above.

         "Agreement and Plan of Merger" has the meaning set forth in the first recital above.

         "Applicable Laws" has the meaning set forth in Section 3(r).

         "Florida Articles of Merger" has the meaning set forth in Section 2(a) below.

         "Florida Business Corporation Act" means the Florida Business Corporation Act of the State of Florida, as amended.

         "Closing Date" has the meaning set forth in Section 2(b) below.

         "Closing" has the meaning set forth in Section 2(b) below.

         "Code" has the meaning set forth in the recitals above.

         "Conversion Ratio" has the meaning set forth in Section 2(d)(v) below.

         "Delaware Certificate of Merger" shall have the meaning set forth in
Section 2(a) below.

         "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

         "Disclosure Schedule" has the meaning set forth in Section 3 below.

         "OAWF" has the meaning set forth in the preface above.

         "OAWF Share" means any share of the issued and outstanding common stock of OAWF at the date of this Agreement.

         "OAWF Stockholders" has the meaning set forth in the preface above.

         "Effective Time" has the meaning set forth in Section 2(d)(i) below.

         "Employee Benefit Plans" has the meaning set forth in Section 3(p)(i) below.

         "Environmental Laws" means all federal, state, and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to pollution, control of chemicals, storage and handling of petroleum products, management of waste (including biohazardous or biomedical waste), discharges of materials into the environment, health, safety, natural resources, and the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         "ERISA" has the meaning set forth in Section 3(p)(i) below.

         "Excluded Assets" has the meaning set forth in Section 5(m) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Hazardous Materials" has the meaning set forth in Section 3(t) below.

         "IRS" means the Internal Revenue Service.

         "Knowledge" means actual knowledge after reasonable investigation.

         "Medical Waste" includes, but is not limited to, pathological waste, blood, sharps, wastes from surgery or autopsy, dialysis waste, including contaminated disposable equipment and supplies, cultures and stock of infectious agents and associated biological agents, contaminated animals, isolation wastes, contaminated equipment, laboratory waste, various other biological waste and discarded materials contaminated with or exposed to blood, excretion or secretion from human beings or animals, and any substance, pollutant, material or contaminant listed or regulated under the Medical Waste Tracking Act of 1988, 42 U.S.C. ss.6992, et seq.

         "Medical Waste Law" means the Medical Waste Tracking Act of 1988, as amended, the U.S. Public Vessel Medical Waste Anti-Dumping Act of 1988, 33 U.S.C.A. ss.2501, et seq., the Marine Protection, Research and Sanctuaries
Act of 1972, 33 U.S.C.A. ss1401, et seq., the Occupational Safety and Health Act, 29 U.S.C.A. ss.651, et seq., the United States Department of
Health and Human Services, National Institute for Occupational Self-Safety and Health Infectious Waste Disposal Guidelines, Publication No. 88-119, all regulations and orders issued pursuant to any of the foregoing, and any other federal, state, regional, county, municipal or other local laws, regulations and ordinances insofar as they purport to regulate Medical Waste or impose requirements relating to Medical Waste.

         "Merger" has the meaning set forth in Section 2(a) below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

         "Parties" has the meaning set forth in the preface above.

         "PBGC" has the meaning set forth in Section 3(p)(ii) below.

         "PCBs" has the meaning set forth in Section 3(t) below.

         "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Practice Assets" has the meaning set forth in Section 3(l) below.

         "SCN Share" means any share of the common stock, $.001 par value per share, of SCN.

         "SCN" has the meaning set forth in the preface above.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Service Agreement" shall mean that certain Service Agreement dated as of the Closing Date by and among SCN, Orthopaedic Associates of West Florida, P.A., a newly created Florida professional association ("OAWFII"), and the OAWF Stockholders to be executed and delivered at the Closing.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Surviving Corporation" has the meaning set forth in Section 2(a) below.

         2. Basic Transaction.

         (a) The Merger. On and subject to the terms and conditions of this Agreement, OAWF will merge with and into SCN (the "Merger") at the Effective Time. SCN shall enter into the Agreement and Plan of Merger upon adoption of the Agreement and Plan of Merger by the Board of Directors of SCN and the satisfaction or waiver of the conditions precedent to SCN's obligations set forth in this Agreement. OAWF shall enter into the Agreement and Plan of Merger upon adoption of the Agreement and Plan of Merger by the Board of Directors of OAWF and the OAWF Stockholders and the satisfaction or waiver of the conditions precedent to OAWF's obligation set forth in this Agreement. Upon all other conditions herein being satisfied or waived in accordance with the terms of this Agreement, a Certificate of Merger in substantially the form attached hereto as
Exhibit 2(a)(1) (the "Delaware Certificate of Merger") shall be executed and filed with the Secretary of State of the State of Delaware and Florida Articles of Merger in substantially the form attached hereto as Exhibit 2(a)(2) (the "Florida Articles of Merger")shall be executed and filed with the Florida Department of State of the State of Florida , together with all certificates or documents as may be required to be filed under the laws of the State of Delaware and the State of Florida to effect the Merger. Thereafter, the separate corporate existence of OAWF shall cease and OAWF shall be merged with and into SCN (the "Surviving Corporation").

         (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of OAWF, 1528 Lakeview Road, Clearwater, Florida, 34616 commencing at 9:00 A.M. local time on the second business day following the day on which the last of the conditions set forth in Section 6 have been fulfilled or waived, or such other date or place as the Parties may mutually determine (the "Closing Date"). Time is of the essence for this Agreement.

         (c) Actions at the Closing. At the Closing, (i) OAWF will deliver to SCN the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) SCN will deliver to OAWF the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) SCN and OAWF will file with the Secretary of State of the State of Delaware the Delaware Certificate of Merger, and (iv) SCN and OAWF will file with the Florida Department of State of the State of Florida the Florida Florida Articles of Merger.

         (d) Effect of Merger.

                  (i) General. The Merger shall become effective at 12:01 a.m. on September 1, 1997 (the "Effective Time") The Merger shall have the effect set forth in the Delaware General Corporation Law and the Florida Florida Business Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either SCN or OAWF in order to carry out and effectuate the transactions contemplated by this Agreement.

                  (ii) Certificate of Incorporation. The Certificate of Incorporation of SCN in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment as a result of the Merger.

                  (iii) Bylaws. The Bylaws of SCN in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment as a result of the Merger.

                  (iv) Directors and Officers. The directors and officers of SCN in office at and as of the Effective Time will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

                  (v) Conversion of OAWF Shares. At and as of the Effective Time, each of the issued and outstanding OAWF Shares shall be converted into (A) the right to receive 123.674 SCN Shares (the ratio of 332,983 SCN Shares divided by the total number of OAWF Shares outstanding is referred to herein as the "Conversion Ratio") and (B) the right to receive a cash payment of $1,408.3367. The Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of OAWF Shares or SCN Shares outstanding.

                  (vi) SCN Shares. Each SCN Share issued and outstanding at and as of the Effective Time will remain issued and outstanding and shall be unaffected by the Merger.

         (e) No Fractional Shares. No fractional SCN Shares shall be issued pursuant to the Merger. In lieu of the issuance of any such fractional SCN Shares, cash adjustments will be paid to holders in respect of any fractional SCN Shares that would otherwise be issuable. The amount of such adjustment shall be the product of such fraction of a SCN Share multiplied by $11.3875, which is the average closing price of an SCN Share from the ten (10) prior trading days.

         3. Representations and Warranties of OAWF and OAWF Stockholders. OAWF and the OAWF Stockholders, jointly and severally, represent and warrant to SCN that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

         (a) Organization, Qualification, and Corporate Power. OAWF is a Professional association duly organized, validly existing, and in good standing under the laws of the State of Florida . OAWF is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the character or location of the properties owned or the business conducted by OAWF makes such qualification necessary. OAWF has the full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

         (b) OAWF Stockholder Interests and Capitalization. The capital stock of OAWF is owned in the manner set forth in Section 3(b) of the Disclosure Schedule. All of the issued and outstanding OAWF Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require OAWF to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to OAWF. As of the date of this Agreement, the authorized capital stock of OAWF consists of 10,000 shares of OAWF common stock, of which 2,692.4726 shares were issued and outstanding.

         (c) Authorization of Transaction. OAWF has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of OAWF and the OAWF Stockholders, enforceable in accordance with its terms and conditions.

         (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, professional regulatory organization or court to which OAWF is subject or any provision of the charter or bylaws of OAWF or (ii) conflict with, result in a material breach of, constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which OAWF is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). OAWF is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (e) Subsidiaries and Investments. OAWF does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interest in any other corporation, partnership, association, limited liability company, trust, joint venture or other entity.

         (f) Financial Statements. OAWF has furnished SCN with unaudited balance sheets dated December 31, 1995 and 1996 and June 30, 1997 and unaudited income statements for the twelve (12) month periods ending December 31, 1996, 1995 and 1994 and the six (6) months ended June 30, 1997. Such financial statements, including the notes thereto, except as indicated therein, were prepared on a basis consistent with past accounting practices of OAWF and fairly present the results of operations for the periods noted therein. The balance sheets of OAWF delivered by OAWF to SCN fairly present the financial condition of OAWF at the date thereof, and except as indicated therein, reflect all claims against and all debts and liabilities of OAWF, fixed or contingent, as of the date thereof.

         (g) Undisclosed Liabilities. OAWF has no uninsured liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of December 31, 1996 and (ii) liabilities which have arisen after December 31, 1996 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (h) Brokers' Fees. OAWF does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (i) Material Contracts. Section 3(i) of the Disclosure Schedule lists the following contracts and other material agreements to which OAWF is a party:

                  (i) any agreement (or group of related agreements) for the lease of real or personal property to or from any Person;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of supplies, products, or other personal property or for the furnishing or receipt of services;

                  (iii) any agreement concerning a partnership, limited liability company or joint venture;

                  (iv) any agreement (or group of related agreements) under which OAWF has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation pursuant to which it has imposed a Security Interest in respect of any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or noncompetition;

                  (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of OAWF's current or former directors, officers, and employees;

                  (vii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits;

                  (viii) any agreement pursuant to which OAWF has advanced or loaned any amount to any of its directors, officers, and employees;

                  (ix) any agreement pursuant to which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of OAWF; or

                  (x) any other agreement (or group of related agreements) outside the ordinary course of OAWF's business or operations the performance of which involves consideration in excess of $15,000.

OAWF has delivered or given SCN access to a correct and complete copy of each written agreement listed in Section 3(i) of the Disclosure Schedule (as amended through the Closing Date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(i) of the Disclosure Schedule. With respect to each such agreement: (A) to the knowledge of OAWF and the OAWF Stockholders, the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) except as set forth in Section 3(i) of the Disclosure Schedule, no notice of this Agreement or consent of any third party is required in order for OAWF to execute and deliver this Agreement or to consummate the transactions contemplated hereby, and, after assignment to SCN at Closing, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms; (C) neither OAWF nor, to the knowledge of OAWF and the OAWF Stockholders, any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) neither OAWF nor, to the knowledge of OAWF and the OAWF Stockholders, any other party has repudiated any provision of the agreement.

         (j) Insurance; Malpractice. Section 3(j) of the Disclosure Schedule contains a list and brief description of all policies or binders of fire, liability, product liability, workers compensation, health and other forms of insurance policies or binders currently in force insuring against risks which will remain in full force and effect at least through the Closing Date. Section 3(j) of the Disclosure Schedule contains a description of all current malpractice liability insurance policies of OAWF Stockholders, OAWF and OAWF's professional employees and all predecessor policies in effect since February 1, 1990. Neither OAWF, the OAWF Stockholders, nor, to the knowledge of OAWF and the OAWF Stockholders, OAWF's professional employees have, in the last seven (7) years, filed a written application for any insurance coverage relating to OAWF's business or property which has been denied by an insurance agency or carrier. OAWF, OAWF's professional employees and the OAWF Stockholders have been continuously insured for professional malpractice claims during the same period, or such shorter period as any such person has been providing professional services. Section 3(j) of the Disclosure Schedule also sets forth a list of all claims for any insured loss in excess of Five Thousand Dollars ($5,000.00) per occurrence filed by or against OAWF, OAWF's professional employees or the OAWF Stockholders during the three (3) year period immediately preceding the date hereof, including workers compensation, general liability, environmental liability and professional malpractice liability claims. None of OAWF, OAWF's professional employees or the OAWF Stockholders is in material default with respect to any provision contained in any such policy and none of them has failed to give any notice or present any claim under any such policy in due and timely fashion.

         (k) No Changes Prior to Closing Date. During the period from December 31, 1996 through the date hereof, OAWF has not (i) incurred any liability or obligation of any nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due), except in the Ordinary Course of Business, (ii) written off as uncollectible any notes or accounts receivable, except write-offs in the Ordinary Course of Business charged to applicable reserves, none of which individually or in the aggregate is material to OAWF, (iii) conducted its business in such a manner so as to materially increase its accounts payable or so as to materially decrease its accounts receivable, (iv) granted any increase in the rate of wages, salaries, bonuses, or other remunerations of any employee, except in the Ordinary Course of Business, (v) canceled or waived any claims or rights of substantial value, (vi) made any change in any method of accounting,
(vii) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the Ordinary Course of Business, (viii) agreed, whether or not in writing, to do any of the foregoing, or (ix) disposed of its assets other than in the Ordinary Course of Business.

         (l) Title; Condition. Section 3(l) of the Disclosure Schedule contains a complete, true and correct list of those assets which are material to the business or operations of OAWF (the "Practice Assets"), as well as a true and correct list of liens on the Practice Assets. Except for those Practice Assets which are leased (as indicated on Schedule 3(1) of the Disclosure Schedule, OAWF has good and marketable title to all of the Practice Assets subject to no mortgage, pledge, lien, lease, conditional sales agreement, option, right of first refusal or any other encumbrance or charge, including taxes. OAWF agrees to remove all security interests reflected on any search of public records, if any, prior to the Effective Time and remove any other security interest filed with respect to the Practice Assets between the date of such search of public records and the Effective Time.

         (m) Litigation. There is no suit, action, proceeding at law or in equity, arbitration, administrative proceeding or other proceeding or investigation by any governmental entity pending, or threatened against, or affecting OAWF or any of the Practice Assets, or any physician or other health care professional engaged or employed by OAWF, and, to the knowledge of OAWF and the OAWF Stockholders, there is no basis for any of the foregoing. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(m) of the Disclosure Schedule could result in any material adverse change in the operations, results of operations, or future prospects of the business assets to be operated by SCN after the Closing.

         (n) Permits and Licenses. OAWF and all physicians and other health care professionals engaged or employed by OAWF have all permits and licenses required by all applicable laws; have made all regulatory filings necessary for the conduct of OAWF's business; and are not in violation of any of said permitting or licensing requirements.

         (o) Tax Matters. All federal, state and other tax returns of OAWF required by law to be filed have been timely filed, and OAWF has paid or adequately provided for all taxes (including taxes on properties, income, franchises, licenses, sales and payrolls) which have become due pursuant to such returns or pursuant to any assessment, except for any taxes and assessments, the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which OAWF has set aside on its books adequate reserves. There are no tax liens on any of OAWF's assets except those with respect to taxes not yet due and payable. There are no pending tax examinations of OAWF's tax returns nor has OAWF received a revenue agent's report asserting a tax deficiency in the last twelve (12) months. There are not and will not be at the Closing Date up to and through the Effective Time, any claims pending or asserted against OAWF for unpaid taxes by any federal, state or other governmental body. OAWF has withheld from each payment made to employees of OAWF the amount of all taxes (including, but not limited to, federal, state and local income taxes and Federal Insurance Contribution Act taxes) required to be withheld therefrom and all amounts customarily withheld therefrom, and has set aside all other employee contributions or payments customarily set aside with respect to such wages and has paid or will pay the same to, or has deposited or will deposit such payment with, the proper tax receiving officers or other appropriate authorities.

         (p) Employee Benefit Plans.

                  (i) List of Plans. Section 3(p) of the Disclosure Schedule contains an accurate and complete list of all employee benefit plans ("Employee Benefit Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not any Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to by OAWF (including all employers (whether or not incorporated) which by reason of common control are treated together with OAWF and/or the OAWF Stockholders as a single employer within the meaning of Section 414 of the Code) since September 2, 1974.

                  (ii) Status of Plans. OAWF has never maintained and does not now maintain or contribute to any Employee Benefit Plan subject to ERISA which is not in substantial compliance with ERISA, or which has incurred any accumulated funding deficiency within the meaning of
         Section 412 or 418B of the Code, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code or which is subject to Title IV of ERISA. OAWF has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Employee Benefit Plan covering any employees of OAWF or ceased operations at any facility or withdrawn from any such Plan in a manner which could subject it to liability under Section 4062(f), 4063 or 4064 of ERISA, and knows of no facts or circumstances which might give rise to any liability of OAWF to the PBGC under Title IV of ERISA which could reasonably be anticipated to result in any claims being made against OAWF by the PBGC. OAWF has not incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4202 of ERISA, to any Employee Benefit Plan which is a Multiemployer Plan (as defined in Section 4001 of ERISA), and no event has occurred, and there exists no condition or set of circumstances, which represent a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which would result in any liability of OAWF.

                  (iii) Contributions. Full payment has been made of all amounts which OAWF is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which OAWF is a party, to have paid as contributions thereto as of the last day of the most recent plan year of such Employee Benefit Plan ended prior to the date hereof. OAWF has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

                  (iv) Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination.

                  (v) Transactions. OAWF has not engaged in any transaction with respect to the Employee Benefit Plans which would subject it to a material tax, penalty or liability for prohibited transactions under ERISA or the Code nor have any of its directors, officers or employees to the extent they or any of them are fiduciaries with respect to such plans, breached any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA which would result in any material claim being made under or by or on behalf of any such plans by any party with standing to make such claim.

                  (vi) Other Plans. OAWF presently does not maintain any Employee Benefit Plans or any other foreign pension, welfare or retirement benefit plans other than those listed on Section 3(p) of the Disclosure Schedule.

                  (vii) Documents. OAWF has delivered or caused to be delivered to SCN true and complete copies of (i) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest IRS determination letter obtained with respect to any such Employee Benefit Plan qualified under Section 401 or 501 of the Code, and (ii) the most recently filed Form 5500 for each Employee Benefit Plan required to file such form.

         (q) Third-Party Relations. OAWF has not received any notice that any material patient, supplier, employee or associated physician intends to cease doing business with OAWF.

         (r) Compliance with Applicable Laws. OAWF has operated in compliance with all federal, state, county and municipal laws, constitutions, ordinances, statutes, rules, regulations and orders applicable thereto ("Applicable Laws"). No item disclosed in Section 3(r) of the Disclosure Schedule could have a material effect on SCN.

         (s) Employee Compensation. OAWF has paid or discharged or will pay or discharge or assume all liabilities for compensation and benefits to which all employees, including physician employees, are entitled through the Closing Date, including but not limited to all salaries, wages, bonuses, incentive compensation, payroll taxes, hospitalization and medical expenses, any deferred compensation, as well as any severance pay becoming due as a result of the termination of OAWF's employees.

         (t) Environmental Matters.

                  (i) OAWF is in full compliance with all applicable Environmental Laws.

                  (ii) Other than Medical Waste, OAWF has not authorized or conducted the disposal or release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas, biohazardous or biomedical material, or other material defined, regulated controlled or potentially subject to any remediation requirement under any Environmental Law (collectively "Hazardous Materials"), on, in, under or affecting any property owned or leased by OAWF.

                  (iii) OAWF has, and is in compliance with, all licenses, permits, registrations, and government authorizations necessary to operate under all applicable Environmental Laws. Section 3(t) of the Disclosure Schedule lists all such licenses, permits, registrations and government authorizations required by any Environmental Law.

                  (iv) OAWF has not received any written or oral notice from any governmental agency or entity or any other Person and there is no pending or threatened claim, litigation or any administrative agency proceeding that: (a) alleges a violation of any Environmental Law(s) by OAWF or, with respect to the Practice Assets or any property owned or leased by OAWF (b) alleges that OAWF is a liable party or potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., or any analogous state law, (c) has resulted or could result in the attachment of an environmental lien on any of the Practice Assets or property owned or leased by OAWF, or (d) alleges that OAWF is liable for any contamination of the environment, contamination of any property owned or leased by OAWF, damage to natural resources, property damage, or personal injury based on its activities or the activities of any predecessor or third parties involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

                  (v) With respect to the generation, transportation, treatment, storage and disposal or other handling of Medical Waste, OAWF has complied with all Medical Waste Laws.

         (u) Healthcare Compliance. OAWF is participating in or otherwise authorized to receive reimbursement from Medicare and Medicaid and is a party to other third-party payor agreements if any, discussed in Section 3(i) of the Disclosure Schedule. All necessary certifications and contracts required for participation in such programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned, and no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such third-party payor program. OAWF is in compliance in all material respects with the requirements of all such third-party payors. Except as disclosed in Section 3(u) of the Disclosure Schedule, OAWF, the OAWF Stockholders, and OAWF's physician employees do not have any financial relationship (whether investment interest, compensation interest, or otherwise) with any entity to which any of the foregoing refer patients, except for such financial relationships that qualify for exceptions to state and federal laws restricting physician referrals to entities in which they have a financial interest.

         (v) Fraud and Abuse. OAWF, the OAWF Stockholders and persons and entities providing professional services for OAWF have not engaged in any activities which are prohibited under 42 U.S.C. ss.1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; or (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (1) in return for referring an individual to a person for the furnishing or arranging for the furnishing or any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (2) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid. No government agency has alleged that OAWF, any OAWF Stockholder or any professional employee of OAWF has engaged in Medicare or Medicaid fraud or abuse in the last five years.

         (w) Practice Compliance. OAWF is lawfully operated in accordance with the requirements of all Applicable Laws and has all necessary authorizations for the use and operation of a medical practice, all of which are in full force and effect. There are no outstanding notices of deficiencies relating to OAWF issued by any governmental authority or third-party payor requiring conformity or compliance with any applicable law or condition for participation with such governmental authority or third-party payor, and OAWF has neither received notice nor has any Knowledge or reason to believe that such necessary authorizations may be revoked or not renewed in the Ordinary Course of Business.

         (x) Rates and Reimbursement Policies. To the knowledge of OAWF and the OAWF Stockholders, the jurisdiction in which OAWF is located does not currently impose any restrictions or limitations on rates which may be charged to private pay patients receiving services provided by OAWF. OAWF does not have any rate appeal currently pending before any governmental authority or any administrator of any third-party payor program. To the knowledge of OAWF and the OAWF Stockholders, no Applicable Law which affects rates or reimbursement procedures has been enacted, promulgated or issued within the eighteen (18) months preceding the date of this Agreement and no such legal requirement is proposed or currently pending in the jurisdiction in which OAWF is located, which could have a material adverse effect on OAWF or may result in the imposition of additional Medicaid, Medicare, charity, free care, welfare, or other discounted or government assisted patients at OAWF or require OAWF to obtain any necessary authorization which OAWF does not currently possess.

         (y) Accounts Receivable. All accounts receivable, unbilled invoices and other debts due or recorded in the respective records and books of account of OAWF, as being due to OAWF, (i) are valid, existing and are collectible within one hundred eighty (180) days following the date of this Agreement without resort to legal proceedings or use of collection agencies (subject to governmental or third party allowances and adjustments and reserves for bad debts established in the Ordinary Course of Business), (ii) have arisen in the Ordinary Course of Business, and (iii) none of such accounts receivable or other debts is or will at the Closing Date be subject to any counterclaim or set-off except to the extent of any such provision or reserve. There has been no material adverse change since June 30, 1997, in the amount of accounts receivable or other debts due OAWF, the allowances with respect thereto, or accounts payable of OAWF from that reflected in the most recent balance sheet previously delivered by OAWF to SCN.

         (z) Guaranties. OAWF is not a guarantor and otherwise is not liable for any liability or obligation (including indebtedness) of any other Person.

         (aa) Powers of Attorney. There are no outstanding powers of attorney executed by OAWF, except as may be contained in financing documents or security agreements listed in Section 3(i) of the Disclosure Schedule.

         (bb) Tangible Assets. OAWF owns or leases all land, buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Each tangible asset is free from defects, has been maintained in accordance with normal industry practice, and is in good operating condition and repair (subject to normal wear and tear).

         (cc) SCN Share Ownership; Investment Intent.

                  (i) Except as disclosed in Section 3(cc) of the Disclosure Schedule, neither OAWF nor the OAWF Stockholders owns, beneficially or otherwise, any SCN Shares.

                  (ii) SCN Shares issuable in the Merger are being acquired by the OAWF Stockholders solely for their own account for investment and not with a view to the distribution thereof, and the OAWF Stockholders acknowledge and understand that the certificate(s) representing such SCN Shares will bear a legend in substantially the following form:

                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES ACT AND CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACTS OR UNLESS EXEMPTIONS FROM REGISTRATION ARE AVAILABLE.

                  (iii) The OAWF Stockholders represent and warrant as follows:

                           (A) Each OAWF Stockholder is an "accredited investor"
                  as defined under Rule 501 of Regulation D promulgated under the Securities Act.

                           (B) The OAWF Stockholders confirm that SCN has made
                  available to them or to their representatives the opportunity to ask questions of SCN officers and directors and to acquire such information about the SCN Shares and the business and financial condition of SCN as the OAWF Stockholders requested, which additional information has been received.

                           (C) In deciding to acquire SCN Shares pursuant to
                  this Agreement, the OAWF Stockholders consulted with their legal, financial, and tax advisors with respect to the Merger and the nature of the investment together with any additional information provided under subsection (B) above.

                           (D) Each OAWF Stockholder has adequate means of
                  providing for his current needs and personal contingencies and has no need for liquidity in his investment in SCN. Each OAWF Stockholder, either alone or with his representatives, has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the Merger.

                           (E) The OAWF Stockholders understand and acknowledge
                  that the investment in the SCN Shares is a speculative investment which involves a high degree risk of loss of such OAWF Stockholders' investment therein; that there are substantial restrictions on the transferability of the SCN Shares under the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and applicable state securities or "blue sky" laws; and, accordingly, that it may not be possible to liquidate an investment in the SCN Shares.

                           (F) The OAWF Stockholders have been advised and
                  understand that (i) the offer and sale of the SCN Shares have not been registered under the Securities Act; (ii) the OAWF Stockholders must bear the economic risk of the investment in the SCN Shares until the offer or sale of the SCN Shares is subsequently registered under the Securities Act or any "blue sky" laws or an exemption from such registration is available;
                  (iii) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any securities of SCN, including the SCN Shares, and when and if the SCN Shares may be disposed of without registration in reliance on Rule 144, such disposition can be made only in accordance with the terms and conditions of such Rule; (iv) the restrictive legends described in Section 3(ac)(ii) shall be placed on the certificates representing the SCN Shares; and (v) a notation shall be made in the appropriate records of SCN indicating that the

                  SCN Shares are subject to restrictions on transfer and appropriate stop-transfer instructions will be issued to any transfer agent with respect to the SCN Shares.

         (dd) Full Disclosure. No representation or warranty made by OAWF in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         4. Representations and Warranties of SCN. SCN represents and warrants to OAWF that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

         (a) Organization. SCN is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. SCN is duly qualified and in good standing as a foreign corporation in the State of Florida.

         (b) Capitalization. As of the date of this Agreement, the entire authorized capital stock of SCN consists of fifty million (50,000,000) SCN Shares, of which 16,339,355 SCN Shares are issued and outstanding as of August 25, 1997 and two million (2,000,000) shares of preferred stock, none of which are issued and outstanding, as of August 25, 1997. All of the SCN Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable.

         (c) Authorization of Transaction. SCN has full power and authority (including full corporate power and authority) to execute and deliver this Agreement, to issue the SCN Shares and otherwise to perform its obligations hereunder; provided, however, that SCN cannot consummate the transaction unless and until the Merger receives the approval of the SCN Board of Directors. Except as set forth in the preceding sentence, this Agreement constitutes the valid and legally binding obligation of SCN, enforceable in accordance with its terms and conditions.

         (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, professional regulatory organization or court to which SCN is subject or may become subject as a result of the transaction contemplated by this Agreement, or any provision of the charter or bylaws of SCN or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which SCN is a party or by which it is bound or to which any of its assets is subject. Other than state and federal filings required by the Securities Act and similar state statutes, SCN does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (e) Brokers' Fees. SCN does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which SCN could become liable or obligated.

         (f) Securities Filings. All reports and statements filed with respect to SCN pursuant to the Securities Act or the Securities Exchange Act conform to the requirements of the Securities Act and the Securities Exchange Act and the rules and regulations promulgated thereunder and did not include at the time of filing such document any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         (g) Litigation. There is no suit, action, proceeding at law or in equity, arbitration, administrative proceeding or other proceeding or investigation by any governmental entity pending, or threatened against, or affecting SCN, and, to the knowledge of SCN, there is no basis for any of the foregoing, which could have a material adverse effect on SCN.

         (h) Permits and Licenses. SCN has all permits and licenses required by all Applicable Laws; has made all regulatory filings necessary for the conduct of its business; and is not in violation of any of said permitting or licensing requirements.

         (i) Compliance with Applicable Laws. SCN has operated in compliance with all Applicable Laws.

         (j) Full Disclosure. No representation or warranty made by SCN in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

         (a) General. Each of the Parties will use its or his best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction of the closing conditions set forth in Section 6 below) to be satisfied by him or it. This paragraph shall not be construed to obligate any of the Parties to waive any condition precedent to his or its obligations to perform hereunder.

         (b) Notices and Consents. OAWF will give any notices to third parties, and will use its best efforts to obtain any third party consents necessary or required to consummate the Merger or that SCN reasonably may request in connection with the matters referred to in Section 3(i) above.

         (c) Regulatory Matters and Approvals. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any necessary authorizations, consents, and approvals of governments and governmental agencies in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing:

                  (i) Tax Reporting. The Merger is intended to qualify as a reorganization under Code Section 368(a)(1)(A). Each of the parties agrees to report this transaction for all purposes in accordance with the foregoing.

                  (ii) Licenses and Permits. Each of the Parties shall have obtained all licenses and permits necessary to operate their respective businesses.

         (d) Operation of Business. From the date of this Agreement through the Closing Date, OAWF will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

                  (i) OAWF will not authorize or effect any change in its charter documents or bylaws;

                  (ii) OAWF will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

                  (iii) OAWF will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock in either case outside the Ordinary Course of Business without the consent of SCN, which consent shall not be unreasonably withheld;

                  (iv) OAWF will not issue any note, bond or other debt security or create, incur, assume or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

                  (v) OAWF will not impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

                  (vi) OAWF will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

                  (vii) Except with respect to distributing the Excluded Assets pursuant to Section 5(m), OAWF will not make any change in employment terms for any of its directors, officers or employees outside the Ordinary Course of Business; and

                  (viii) OAWF will not commit to do any of the foregoing.

         (e) Further Acts and Assurances. OAWF and the OAWF Stockholders shall, at any time and from time to time at and after the Effective Time, upon request and cost of SCN, take any and all steps necessary to place SCN in possession and operating control of the Practice Assets and to effectuate the Merger, and will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be required for better transferring and confirming to SCN or its successors and assigns, or for better reducing to possession, any or all of the Practice Assets or consummating the Merger.

         (f) Full Access. Upon three (3) days prior notice, OAWF will permit representatives of SCN to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to OAWF during normal business hours. SCN will treat and hold as such any confidential information it receives from OAWF in the course of the reviews contemplated by this Section 5(e), will not use any of the confidential information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to OAWF all tangible embodiments (and all copies) thereof which are in its possession.

         (g) Notice of Developments. Each Party will give prompt written notice to the other Parties of any material adverse development causing a breach of any of its own representations and warranties in Section 3 or Section 4 above, as applicable. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (h) Exclusivity. Until the earlier of (i) October 31, 1997, or (ii) the Effective Time, OAWF will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of OAWF (including any acquisition structured as a merger, consolidation, or share exchange). OAWF shall notify SCN immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         (i) Collection of Accounts Receivable; Payment to OAWF Stockholders. The OAWF Stockholders agree to cooperate with SCN in the collection of accounts receivable owned by OAWF as of the Effective Time acquired pursuant to this Agreement. SCN, at its option, shall have the right to require the collection of said accounts receivable through a lockbox or bank account sweep arrangement. In connection therewith, the OAWF Stockholders agree to execute the necessary documents and follow the necessary procedures as described in the Service Agreement to accommodate the collection of the accounts receivable in such manner. During the twelve-month period following the

Effective Time, in the event SCN receives payment on any accounts receivable owned by OAWF as of the Effective Time and which, at such Effective Time, 120 days old or older, SCN shall pay to the OAWF Stockholder to whom such accounts receivable is attributable an amount equal to the amount so collected. SCN's obligation to make such payments shall terminate at the end of the aforesaid twelve-month period.

         (j) Payment of Expenses. On or before the Effective Time, OAWF shall have paid or discharged any and all liabilities or charges for costs or fees owed as a result of the transaction contemplated by this Agreement.

         (k) Corporate Authorization. By execution of this Agreement, the OAWF Stockholders agree to take any and all steps necessary and will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such acts, deeds and assurances required in order to consummate the Merger, including voting as directors of OAWF in favor of the Merger and voting as stockholders of OAWF in favor of the Merger at any meetings (or in any action by written consent) required by the Florida Florida Business Corporation Act.

         (l) Malpractice Insurance. On or before the Effective Time, all physicians and employees of OAWF must be covered by medical malpractice insurance and, if required by SCN, medical malpractice tail insurance to cover prior occurrences shall be procured by OAWF.

         (m) Distribution of Excluded Assets. Prior to the Effective Time, OAWF shall have distributed to the OAWF Stockholders all of the assets listed on
Schedule 5(m), which constitute the entirety of the assets owned by OAWF not being acquired by SCN (the "Excluded Assets").

         (n) Satisfaction of Indebtedness. Prior to the Effective Time, OAWF shall have caused the payoff of all liabilities owed to third-parties and all indebtedness owed to banks or other financial institutions or lenders or shall have caused the assumption thereof by a new entity organized by the OAWF Stockholders. Notwithstanding any contrary provision contained herein, SCN shall not be deemed to have assumed, nor shall SCN assume: (i) any liability which may be incurred by reason of any breach of or default under such contracts, leases, commitments or obligations which occurred prior to the Closing Date; (ii) any liability for any employee benefits payable to employees of OAWF, including, but not limited to, liabilities arising under any Employee Benefit Plan (except one week accrued vacation and one week accrued sick pay with respect to the persons whose employment with SCN will continue after the Effective Time); (iii) any liability based upon or arising out of a violation of any laws by OAWF, including, without limiting the generality of the foregoing, any such liability which may arise in connection with agreements, contracts, commitments or provision of services by OAWF; nor (iv) any liability based upon or arising out of any tortious or wrongful actions of OAWF or any Physician Owner, or any liability for the payment of any taxes imposed by law on OAWF arising from or by reason of the transactions contemplated by this Agreement. OAWF shall establish a reserve for income, excise or other taxes owed by OAWF through the Effective Time.

         (o) Conversion into Business Corporation. If required by the Florida Florida Business Corporation Act, prior to the Effective Time, the OAWF Stockholders shall have caused the conversion of OAWF to a Florida business corporation.

         (p) Employee Benefit Plans. Prior to the Effective Time, all Employee Benefit Plans shall be terminated or transferred to OAWFII in accordance with Applicable Law.

         (q) Securities Laws Compliance. No OAWF Stockholder shall dispose of the SCN Shares received as a result of the Merger except in accordance with the provisions of the Securities Act, the provisions of any rule adopted by the Securities and Exchange Commission pursuant to the Securities Act and the "blue sky" laws of any applicable state.

         6. Conditions to Obligation to Close.

         (a) Conditions to Obligation of SCN. The obligation of SCN to consummate the Merger is subject to satisfaction of the following conditions or before the Closing Date:

                  (i) OAWF shall have procured all of the third party consents specified in Section 5(b) above;

                  (ii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (iii) OAWF shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets or to operate the former business of OAWF;

                  (v) SCN shall have received the resignations, effective as of the Effective Time, of each director and officer of OAWF other than those whom SCN shall have specified in writing prior to the Closing;

                  (vi) all actions to be taken by OAWF and/or the OAWF Stockholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby have been taken or delivered to SCN and are satisfactory in form and substance to SCN;

                  (vii) the issuance of the SCN Shares to the OAWF Stockholders will not violate federal securities laws or the securities laws of any state of the United States;

                  (viii) SCN shall have completed and be satisfied with its due diligence review, including SCN's review of the Disclosure Schedule; and

                  (ix) SCN's Board of Directors shall have approved the Merger in their sole and absolute discretion.

SCN may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of OAWF. The obligation of OAWF to consummate the Merger is subject to satisfaction of the following conditions:

                  (i) This Agreement and the Merger shall have received the OAWF director and OAWF Stockholders' approval required by the Florida Florida Business Corporation Act.

                  (ii) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (iii) SCN shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets of OAWF;

                  (v) all actions to be taken by SCN in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby have been taken or delivered to OAWF and are satisfactory in form and substance to OAWF; and

                  (vi) the issuance of the SCN Shares to the OAWF Stockholders will not violate federal securities laws or the securities laws of any state of the United States.

         OAWF may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

         7. Items to be Delivered at or Prior to Closing.

         (a) By the OAWF Stockholders or OAWF. The OAWF Stockholders or OAWF, as applicable, shall execute and deliver to SCN, prior to or at the Closing:

                  (i) Certified resolutions of the directors and stockholders of OAWF authorizing the execution of all documents and the consummation of all transactions contemplated hereby;

                  (ii) The Florida Articles of Merger which shall be in the form required by SCN's legal counsel;

                  (iii) Stock Certificates representing ownership of all shares of OAWF, duly endorsed to SCN;

                  (iv) A Service Agreement in the form attached hereto as
         Exhibit 7(a)(iv);

                  (v) A certificate duly executed by the President of OAWF and the OAWF Stockholders stating as of the Closing Date, all representations and warranties are true, all covenants and agreements contained in the Agreement to be performed by OAWF and the OAWF Stockholders have been performed or complied with and all conditions to closing have been complied with;

                  (vi) An opinion from OAWF's counsel in substantially the form attached hereto as Exhibit 7(a)(vi); and The Registration Rights Agreement in substantially the form attached hereto as Exhibit 7(a)(vii);

                  (vii) Such other instruments as may be reasonably requested by SCN in order to effect to or carry out the intent of this Agreement.

         (b)  By SCN.  SCN shall deliver to OAWF at or prior to the Closing:

                  (i) Stock Certificates representing the SCN Shares being issued to the OAWF Stockholders pursuant to Section 2(d)(v);

                  (ii) The Delaware Certificate of Merger in substantially the form attached hereto as Exhibit 2(a)(1);

                  (iii) An opinion from SCN's counsel in substantially the form attached hereto as Exhibit 7(b)(iii);

                  (iv) A certificate, duly executed by the President of SCN, stating as of the Closing Date, all representations and warranties of SCN are true, all covenants and agreements contained in the Agreement to be performed by SCN have been performed or complied with and all conditions to Closing have been satisfied;

                  (v) A Service Agreement in the form attached hereto as Exhibit 7(a)(iv);

                  (vi) Certified resolutions of the directors (or a committee) of SCN authorizing the execution of all documents and the consummation of all transactions contemplated hereby; and

                  (vii) Such other instruments as may be reasonably requested by OAWF or the OAWF Stockholders in order to effect to or carry out the intent of this Agreement.

         8. Termination.

         (a) Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

                  (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

                  (ii) SCN may terminate this Agreement by giving written notice to OAWF at any time prior to the Effective Time (A) in the event OAWF has breached any representation, warranty, or covenant contained in this Agreement in any material respect, SCN has notified OAWF of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or (B) if the Closing shall not have occurred on or before October 31, 1997 by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from SCN breaching any representation, warranty, or covenant contained in this Agreement); or

                  (iii) OAWF may terminate this Agreement by giving written notice to SCN at any time prior to the Effective Time (A) in the event SCN has breached any representation, warranty, or covenant contained in this Agreement in any material respect, OAWF has notified SCN of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before October 31, 1997 by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from OAWF breaching any representation, warranty, or covenant contained in this Agreement).

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 8(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any party to any other Party (except for any liability of any Party then in breach).

         9. Indemnification.

         (a) Indemnification by the OAWF Stockholders. The OAWF Stockholders, jointly and severally, agree to and shall defend, indemnify and hold harmless SCN, its successors and assigns, officers and directors against any and all losses, liabilities, expenses (including, but without limitation, reasonable attorneys fees) and damages resulting from or arising out of the breach, untruth or inaccuracy of any representation, warranty or covenant of OAWF or the OAWF Stockholders set forth in this Agreement or from any loss, liability or expense resulting from or related to OAWF's operation of its business prior to the Effective Time. The OAWF Stockholders shall not be liable to SCN for any claims against the OAWF Stockholders under this Section 9(a) unless and until the aggregate of all claims against the OAWF Stockholders exceeds the sum of $25,000.00, whereupon SCN shall be entitled to recover the full amount of all claims, including the initial $25,000.00. In addition, each OAWF Stockholder's liability under this Section 9(a) shall be limited to the amount of consideration received by that OAWF Stockholder pursuant to the Merger.

         (b) Notice to the OAWF Stockholders; Opportunity to Defend. Subject to the provisions of Section 10(a), SCN agrees to give prompt notice to the OAWF Stockholders of the assertion of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought under Section 9(a). The OAWF Stockholders may participate in and at their election, or at the request of SCN, assume the defense of any such suit, action or proceeding at the OAWF Stockholders' expense. The OAWF Stockholders shall not be liable under
Section 9(a) for any settlement effected without their consent of any claim, litigation or proceeding in respect of which indemnity may be sought under
Section 9(a) which consent shall not be unreasonably withheld.

         (c) General Indemnification by SCN. SCN agrees to and shall defend, indemnify and hold harmless the OAWF Stockholders, their heirs and assigns against any and all losses, liabilities, expenses (including, but without limitation, reasonable attorneys fees) and damages resulting from the breach, untruth or inaccuracy of any representation, warranty or covenant of SCN set forth in this Agreement. SCN shall not be liable to the OAWF Stockholders for any claims against SCN under this Section 9(c) unless and until the aggregate of all claims against SCN exceeds the sum of $25,000.00, whereupon the OAWF Stockholders shall be entitled to recover the full amount of all claims, including the initial $25,000.00.

         (d) Notice to SCN; Opportunity to Defend. Subject to the provisions of
Section 10(a), the OAWF Stockholders agree to give prompt notice to SCN of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 9(c). SCN may participate in and at its election, or at the request of the OAWF Stockholders, assume the defense of any such suit, action or proceeding at SCN's expense. SCN shall not be liable under Section 9(c) for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder, which consent shall not be unreasonably withheld.

         (e) Right of Setoff. In the event of any breach of warranty, representation, covenant or agreement by OAWF or the OAWF Stockholders giving rise to indemnification to SCN under Section 9(a) hereof, SCN shall be entitled to offset the amount of damages incurred by it as a result of such breach of warranty, representation, covenant or agreement against the amounts payable to the OAWF Stockholders or Orthopaedic Associates of West Florida II, P.A. under the Service Agreement. In the event that SCN determines that an amount is to be so offset, as a condition precedent to such right of setoff, SCN shall give the OAWF Stockholders written notice of the amount of such proposed setoff and the basis therefor within thirty (30) days after the date on which such amount is finally determined. If SCN shall not have received written notice from the OAWF Stockholders contesting such setoff within twenty (20) days of their receipt of such written notice from SCN, the setoff shall be deemed to have been consented to by the OAWF Stockholders, and SCN shall be entitled to deduct the entire amount claimed as a setoff from the next succeeding amounts payable under the Service Agreement. In the event that the OAWF Stockholders shall object to the proposed setoff by written notice received by SCN during such twenty (20) day period, the entitlement of SCN to the claimed setoff shall be determined as set forth in Section 10.4.3 of the Service Agreement.

         10. Miscellaneous.

         (a) Survival. The representations and warranties of the OAWF Stockholders, OAWF and SCN contained in this Agreement and the indemnifications contained herein shall survive the Closing. Except as set forth in the following sentence of this Agreement, no claim for indemnification with respect to any alleged misrepresentation or breach of warranty or covenant may be made after one (1) year following the Closing Date. SCN shall be entitled to indemnification for claims for breaches of representations, warranties or covenants relating to matters involving the payment of taxes, (including penalties and interest thereon), compliance with Environmental Laws or reimbursement of any amounts to Medicare, Medicaid or third-party payors (including penalties or interest thereon) for so long as the applicable statute of limitations for collection of such amounts continues. Any matter to which indemnification pertains and with respect to which a claim has been asserted or threatened following the Closing Date shall continue to be subject to the indemnification under this Agreement until finally terminated, settled, resolved or adjudicated; and all terms, conditions and stipulations of this Agreement shall likewise continue to apply.

         (b) No Third-Party Beneficiaries. Except as provided in Section 9(e), this Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

         (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given upon receipt (or refusal of receipt) if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to OAWF:

President
Orthopaedic Associates of West Florida II, P.A.
1528 Lakeview Road
Clearwater, Florida 34616
Facsimile: 813-461-1492


If to SCN:

Kerry R. Hicks, President
Specialty Care Network, Inc.
44 Union Boulevard, Suite 600
Lakewood, Colorado  80228
Facsimile: (303) 716-1298



Copy to:

Don Weinbren, Esq.
Trenam, Kemker
101 East Kennnedy Boulevard, Suite 2700
Tampa, Florida 33602
Facsimile: 813-229-6553

Copy to:

David T. Popwell, Esq.
Baker, Donelson, Bearman & Caldwell
165 Madison Ave, Suite 2100
Memphis, Tennessee 38103
Facsimile: (901) 577-2303



Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         (h) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. Each of the parties submits to the jurisdiction of any court sitting in Pinellas County, Florida or the United States District Court for the Middle District of Florida, Tampa Division, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

         (i) Amendments and Waivers. The parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to OAWF stockholder approval will be subject to the restrictions contained in the Florida Florida Business Corporation Act. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         (m) No Referrals Required. The Parties agree that no part of this Agreement shall be construed to induce or encourage the referral of patients or the purchase of health care services or supplies. The Parties acknowledge that there is no requirement under this Agreement or any other agreement between OAWFII and SCN that any party refer any patients to any health care provider or purchase any health care goods or services from any source. Additionally, no payment under this Agreement is in return for the referral of patients, if any, or in return for purchasing, leasing or ordering services from SCN or any of SCN's affiliates. The Parties may refer patients to any company or person providing services and will make such referrals, if any, consistent with professional medical judgment and the needs and wishes of the relevant patients.

         (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                    * * * * *

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                 SPECIALTY CARE NETWORK, INC.

                 By:
                    ---------------------------------------------------
                 Title:
                       ------------------------------------------------


                 ORTHOPAEDIC ASSOCIATES OF WEST FLORIDA, P.A.

                 By:
                    ---------------------------------------------------
                 Title:
                       ------------------------------------------------

                 ------------------------------------------------------
                 Charles E. Abrahamsen, M.D. Stockholder


                 ------------------------------------------------------
                 John E. Kilgore, M.D., Stockholder


                 ------------------------------------------------------
                 William E. Kilgore, M.D., Stockholder


                 ------------------------------------------------------
                 John M. McClure, M.D., Stockholder


                 ------------------------------------------------------
                 Gary G. Moskovitz, M.D., Stockholder


                 ------------------------------------------------------
                 Michael G. Rothberg, M.D., Stockholder


                 ------------------------------------------------------
                 Thomas O. Schwab, M.D., Stockholder


                 ------------------------------------------------------
                 Craig A. Schwartz, M.D., Stockholder


                 ------------------------------------------------------
                 Harry Steinman, M.D., Stockholder